UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2007
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12640	13-3186040
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 23, 2007, the Company entered into an Employment Agreement with James O’Leary, pursuant to which Mr. O’Leary will be employed as President and Chief Executive Officer of Kaydon, effective March 26, 2007. A copy of this agreement is filed as Exhibit 10.1 and incorporated herein by reference.
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(c) (1)On March 19, 2007, the Board of Directors appointed James O’Leary as President and Chief Executive Officer of Kaydon, effective March 26, 2007. A press release dated March 21, 2007, announcing his appointment to these offices is attached as Exhibit 99.1. The press release is also available on the Company’s website, which is www.kaydon.com.
     (2) Prior to his appointment as President, Mr. O’Leary, age 44, was employed as Executive Vice President and Chief Financial Officer of Beazer Homes USA, Inc., since August 2003, having joined Beazer Homes in June 2002. Mr. O’Leary was previously with U.S. Industries, Inc. from 1995 until 2002. Mr. O’Leary holds a Master of Business Administration degree from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration degree from Pace University. Mr. O’Leary is a licensed Certified Public Accountant. Mr. O’Leary has been a Director of Kaydon since 2005 and served as a member of the Kaydon Audit and Compensation Committees until assuming the office of President.
     (3) The principal provisions of the Employment Agreement filed as Exhibit 10.1 to this Current Report provide as follows:
A. Position; Termination: President and Chief Executive Officer for an indefinite term, beginning March 26, 2007. The Company may terminate Mr. O’Leary’s employment agreement for “Cause” (as defined) or without Cause. If terminated without Cause, or if Mr. O’Leary terminates his employment for “Good Reason” (as defined in the agreement), he will receive payment of (a) any accrued and unpaid prior year bonus, unpaid current year base salary through the date of termination and a portion of his current year bonus based on his highest annual bonus for the past three years, calculated on a pro rata basis through the date of termination, plus any deferred compensation plus (b) a severance payment equal to twice the sum of his annual base salary and his highest annual bonus for the past three years. In addition, Mr. O’Leary will be entitled to received for two years welfare benefits for him and his family at least equal to those which would have been provided to them in accordance with the Company’s plans, programs, practices and policies previously provided to him while he was employed as President. Further, all stock options, restricted stock awards, long term incentive plan benefits and any other benefits that are subject to vesting based upon continued employment that would become vested, unrestricted or exercisable within two years after the date of termination shall automatically become vested, unrestricted and/or exercisable, as the case may be.
B. Compensation: Mr. O’Leary will be paid an annual base salary of not less than $700,000 and will be eligible to participate in all Company bonus, stock option, restricted stock and other incentive plans at the discretion of the Compensation Committee. In addition to any bonus to which the Executive would be entitled to under the Company’s Executive Management Bonus Program (“EMBP”), Executive will be entitled to a supplemental performance bonus equal to 40% of annual base salary in any year of the Term during which the Company’s EBITDA performance achieves 100% of the Target EBITDA goal established by the Compensation Committee pursuant to the EMBP, and a supplemental bonus equal to 3% of annual base salary for each percentage that the Company’s EBITDA performance exceeds the 114% of the Target EBITDA goal established by the Compensation Committee pursuant to the EMBP, until the total of bonus payments equals 150% of the Executive’s annual base salary. The agreement also calls for him to be granted under the Kaydon 1999 Long-Term Equity Incentive Plan (1) non-qualified stock options to purchase up to 250,000 shares of Kaydon common stock at an exercise price equal to the closing price on the date of grant, which become exercisable with respect to 50,000 shares each year for five years, and which expire ten years from the date of grant, (2) 100,000 shares of restricted stock that vest pro-rata over five years and 10,000 shares of restricted stock that vest in one year.
C. Pension and Other Benefits: Mr. O’Leary will participate in any qualified or non-qualified deferred compensation, pension and retirement plans offered to senior executives of the Company and receive other welfare, perquisite, fringe and other benefits consistent with those received by other senior executives. For purposes of the Kaydon Supplemental Executive Retirement Plan (“SERP”), he will be eligible for benefits immediately, will be 100% vested, will be entitled to a lump sum payment from the SERP upon termination of his employment following a Change in Control, will be entitled to ten years of additional credited service upon commencement of his employment and will thereafter be credited with an additional day of service for each day of actual service, subject to the SERP’s maximum of 30 years of credited service.
D. Death/Disability/Life Insurance: In the event of his death or Disability while employed, Mr. O’Leary or his beneficiary will be entitled to a cash payment equal to his Accrued Obligations (as defined above). Kaydon has also agreed to maintain and pay for a $2 million term life insurance policy payable to a beneficiary designated by Mr. O’Leary, which policy will be transferred to him without cost if his employment is terminated.
E. Change in Control Payments. In the event the Mr. O’Leary’s employment is terminated without Cause, or if he voluntarily terminates his employment for Good Reason within three years following a “Change in Control” of Kaydon (as defined), Mr. O’Leary will receive a payment of (a) accrued and unpaid prior year bonus, unpaid current year base salary and a portion of his current year bonus based on the greater of the current year target bonus or his highest annual bonus for the past three years, pro rated through the date of termination, plus any deferred compensation, plus (b) three times the sum of his base salary and the greater of his highest annual bonus or the current year target bonus, in lieu of any other severance benefits otherwise payable under the agreement. In addition, under his employment agreement, it is deemed to be a termination for “Good Reason” if Mr. O’Leary decides to voluntarily terminate his employment for any reason during the 30-day period prior to the first anniversary of a Change in Control. If it is determined that any payments made to Mr. O’Leary would be subject to an excise tax under Section 4999 of the Internal Revenue Code, he will receive an additional payment to restore him to the after-tax position that he would have been in if the tax had not been imposed.
     (3) On March 23, 2007, pursuant to the Kaydon Corporation 1999 Long-Term Stock Incentive Plan (the “1999 Plan”), the Compensation Committee of Kaydon’s Board of Directors granted to Mr. O’Leary the non-qualified stock options to acquire up to 250,000 shares of Kaydon common stock, the 100,000 shares of Kaydon common stock, subject to restrictions and forfeiture in the event that his employment is terminated, and the 10,000 shares of Kaydon common stock, subject to restrictions and forfeiture in the event that his employment is terminated, which are described in (2)B above.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 23, 2007, between the Registrant and James O’Leary
99.1	Press Release dated March 21, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2007	KAYDON CORPORATION
	By:	/s/ JOHN F. BROCCI
John F. Brocci
Vice President Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 23, 2007, between the Registrant and James O’Leary
99.1	Press Release dated March 21, 2007